                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 4th day of May, 1999 (the "Agreement Effective Date"), by and among THE BANK OF ORANGE COUNTY, a California state-chartered banking corporation (the "Bank"), CALIFORNIA FINANCIAL BANCORP, a California corporation ("Bancorp") (Bank and Bancorp are jointly and severally referred to herein as "Employers") and HARVEY FERGUSON (the "Employee") (collectively, the "parties"):


         WHEREAS, Employee has been employed by Bank as the President and Chief Executive Officer pursuant to that certain Employment Agreement dated December 31, 1998 (the "Bank Employment Agreement");


         WHEREAS, Bank and Employee desire, as of the Agreement Effective Date, to cancel and to terminate the Bank Employment Agreement;


         WHEREAS, the parties hereto desire to enter into a new agreement, as of the Agreement Effective Date, for the purpose of continuing the services of Employee for Bank as its President and Chief Executive Officer, and further retaining the services of Employee for Bancorp as its Interim Vice-Chairman and Chief Executive Officer, and in the near future after he is no longer its Interim Vice-Chairman, as its President and Chief Executive Officer;


         NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1. EMPLOYMENT AND DUTIES. Employers and Employee hereby enter into this Agreement upon the terms and conditions hereinafter set forth. Employee is hereby employed, at the pleasure of the Board of Directors of the Bank (the "Bank Board"), as the President and Chief Executive Officer of Bank. Employee shall perform the customary duties of a President and Chief Executive Officer of a California state-chartered banking corporation and such attendant duties as may, from time to time, be reasonably requested of Employee by the Bank Board. Employee is hereby further employed, at the pleasure of the Board of Directors of the Bancorp (the "Bancorp Board"), as the Interim Vice-Chairman and Chief Executive Officer of Bancorp and in the near future after he is no longer Interim Vice-Chairman of Bancorp, as the President and Chief Executive Officer of Bancorp. Employee shall perform the customary duties of a Vice-Chairman and Chief Executive Officer, and when so appointed, of a President of a bank holding company and such attendant duties as may, from time to time, be reasonably requested of Employee by the Bancorp Board. In connection with Employee's employment as President of Bank and Bancorp, Employee's duties shall include, if so elected, serving without compensation on the Boards of Directors of Employers (the "Boards").

2.       EXTENT OF SERVICES.

         a) Employee shall devote Employee's full time, ability and attention to the business of Employers during the term of this Agreement, and shall neither directly nor indirectly render any services of a business, commercial or professional nature to any other person, firm, corporation or organization for compensation without the prior written consent of the Boards or Chairmen of the Boards.

         b) Nothing contained herein shall be construed to prevent Employee from investing Employee's assets in any form or manner which does not in any manner or for any amount of time interfere with Employee's performance of services on behalf of Employers.

3. TERM OF EMPLOYMENT. Subject to prior termination of this Agreement as hereinafter provided, Employers hereby employ Employee, and Employee hereby accepts employment with Employers, for a period beginning on the Agreement Effective Date and ending May 4, 2002 (the "Employment Term").

4. COMPENSATION AND BENEFITS. In consideration of Employee's services to Employers during the Employment Term, Employers agree to compensate Employee, subject to such limitations as may exist under any applicable state or federal banking law or regulation, as follows:

         a) BASE COMPENSATION. Employers shall pay or cause to be paid to Employee a base compensation of $ 165,000 per year, payable in conformity with Employers' normal payroll procedures (the "Base Salary"), and prorated for any partial calendar year in which this Agreement is in effect.

         b) BONUS. Employee shall be eligible to receive an annual bonus for each fiscal year of Employers, and shall be prorated for any partial fiscal year of employment. The bonus will be awarded by the Boards, in their sole discretion, based on reasonable performance goals and administrative procedures established by the Boards.

         c) GENERAL EXPENSES. Employers shall, upon submission and approval of written statements and bills in accordance with the then regular procedures of Employers, pay or reimburse Employee for any and all necessary, customary and usual expenses incurred by him while traveling for or on behalf of Employers, and any and all other necessary, customary or usual expenses (including entertainment) incurred by Employee for or on behalf of Employers in the normal course of business, as determined to be appropriate by Employers.

         d)       INSURANCE.

                  i) Employee shall be entitled to participate in such group life insurance, health and long-term disability plans as are provided by Employers to their employees and/or senior executives, with such terms, conditions and contributions as Employers generally provide their other employees and/or senior executives; provided, however, there shall be no duplication of such benefits due to Employee being eligible for the same benefit at both Bank and Bancorp. Employee shall have the right, in Employee's discretion, to designate the beneficiary or beneficiaries of any such insurance.

                  ii) Employers shall continue to pay Employee's cancer insurance premiums during the Employment Term.

         e) AUTOMOBILE ALLOWANCE. During the Employment Term , Employee shall be entitled to an automobile allowance of $600 per month (less any customary withholding and employment taxes). Except for this automobile allowance, Employers shall not be obligated to pay any other expenditure with respect to the ownership, registration, operation, insurance or maintenance of Employee's automobile.

         f) VACATION. Employee shall accrue four (4) weeks' paid vacation leave per year, pro rated on a daily basis for any partial calendar year in which this Agreement is in effect. Such vacation leave shall be taken at such time or times as are mutually agreed upon by Employee and the Boards and in accordance with Employers' vacation leave policy, provided, that at least two (2) weeks of such vacation shall be taken consecutively each year. Employee acknowledges that the requirement of two (2) consecutive weeks of vacation each year is required by sound banking practice. For each calendar year, the Boards shall decide, in their discretion, either (i) to pay Employee for any unused vacation time for such calendar year or (ii) to carry over any unused vacation time for such calendar year to the next calendar year, provided, however, that Employee shall accrue no additional vacation time at any time that the Employee has accrued and unused vacation time of six (6) weeks.

         g) OTHER BENEFITS. Employee shall be entitled to participate during the Employment Term in such other benefits of Employers, including bonus programs, if any, as Employers now or hereafter shall provide for their employees and/or senior executives generally, in accordance with the applicable terms and conditions thereof.

5. TERMINATION OF AGREEMENT. This Agreement may be terminated with or without cause during the Employment Term in accordance with this
         Section 5. In the event of such termination, Employee shall be released from all obligations under this Agreement, except that Employee shall remain subject to Sections 7, 8, 9(b), 9(c), 13, 15 and 18, and

         Employers shall be released from all obligations under this Agreement, except as otherwise provided in this Section 5 and Sections 9(b), 13, 15 and 18.

         a) EARLY TERMINATION BY EMPLOYERS WITHOUT CAUSE OR BY EMPLOYEE UPON CHANGE IN TITLE. This Agreement and Employee's employment may be terminated (i) by Employers without cause, for any reason whatsoever, in the sole, absolute and unreviewable discretion of Employers, upon written notice by the Boards to Employee; or (ii) by Employee in the event that Employers change Employee's titles or duties from those contemplated under Section 1 of this Agreement. In the event of termination pursuant to this Section 5(a), Employee shall receive a single sum severance payment equal to twelve (12) months of his then current Base Salary, less customary withholdings, payable within two (2) days of such termination. Employers shall also pay, for a period not to exceed twelve (12) months of coverage following such termination of employment, Employee's premiums for continuation of his group medical insurance coverage (referred to as "COBRA") or, if COBRA is not available, for individual coverage purchased by Employee. Such severance pay and payment of medical coverage premiums shall constitute liquidated damages in lieu of any and all claims by Employee against Employers, and shall be in full and complete satisfaction of any and all rights which Employee may enjoy hereunder, and are expressly conditioned upon receipt by Employers of a full and unconditional release (in the form of Exhibit A) from Employee of any and all liability of Employers or any of their affiliates, directors, officers, employees and agents, arising out of this Agreement or out of the employment relationship or termination of the employment relationship between Employee and Employers.

         b) EARLY TERMINATION BY EMPLOYERS FOR CAUSE. This Agreement and Employee's employment may be terminated for cause by Employers upon written notice to Employee, and Employee shall not be entitled to receive compensation or other benefits for any period after termination for cause. "For cause" pursuant to this Agreement shall include, but not be limited to: (i) any act of dishonesty; (ii) any breach of this Agreement or any breach of a fiduciary duty (involving personal profit); (iii) any neglect of, or negligence in carrying out, those duties contemplated under Section 1 of this Agreement; (iv) any willful violation of any law, rule or regulation, which, by virtue of bank regulatory restrictions imposed as a result thereof, would have a material adverse effect on the business or financial prospects of Employers; (v) any commission of any crime (other than a traffic violation or similar offense);
                  (vi) any failure by Employee to qualify at any time during the Employment Term for a fidelity bond as described in Section 6 of this Agreement; or (vii) the requirement to comply with any final cease-and-desist order or written agreement with any applicable state or federal bank regulatory authority which requests or orders Employee's dismissal or limits Employee's employment duties. Termination for cause by Employers shall not constitute a waiver of any remedies which may otherwise be available to Employers under law, equity, or this Agreement.

         c) EARLY TERMINATION BY EMPLOYEE. Employee may terminate this Agreement upon ninety (90) days' written notice to Employers. Except as otherwise provided below by Section 5(f), Employee shall not be entitled to receive compensation or other benefits under this Agreement for any period after such early termination by Employee.

         d) DEATH DURING EMPLOYMENT. This Agreement and all benefits hereunder shall terminate immediately upon the death of Employee, provided that such termination of benefits shall not operate to prejudice or forfeit the rights of any beneficiary or beneficiaries of any life insurance policy on the life of Employee obtained pursuant to Section 4(d) hereof.

         e) AUTOMATIC TERMINATION UPON CLOSURE OR TAKE-OVER. This Agreement shall terminate automatically if Bank is closed or taken over by the California Department of Financial Institutions or by any other supervisory authority.

         f)       MERGER OR CORPORATE DISSOLUTION.

                  i) In the event of a (a) merger in which neither Bank nor Bancorp is the surviving corporation a majority of the capital stock of which is not owned by the sole shareholder of either Bank or Bancorp or an affiliate thereof; (b) a transfer of all or substantially all of the assets of Employers; (c) any other corporate reorganization in which there is a change in ownership of the outstanding shares of Employers wherein more than fifty percent (50%) of the outstanding shares of Employers are transferred to any other partnership, corporation, trust or business entity (a "Change in Control"); or (d) the dissolution of Employers, this Agreement shall not be terminated, but instead, the surviving or resulting corporation, the transferee of Employers' assets, or Employers shall be bound by and shall have the benefit of the provisions of this Agreement. Notwithstanding the foregoing, in the event of a Change in Control and in the event that, during the twelve month period following such Change in Control, Employee terminates employment with Employers (pursuant to Section 5(c) above) following a reduction in the Employee's duties or title, or a reduction in the Base Salary, Employee shall receive a single sum severance payment equal to twelve (12) months of his then current Base Salary, less customary withholdings and taxes. Such severance pay shall constitute liquidated damages in lieu of any and all claims by Employee against Employers, and shall be in full and complete satisfaction of any and all rights which Employee may enjoy hereunder, and are expressly conditioned upon receipt by Employers of a full and unconditional release (in the form of Exhibit A) from Employee of any and all liability of Employers or any of their affiliates, directors, officers, employees and agents, arising out of this Agreement or out of the employment relationship or termination of the employment relationship between Employee and Employers.

                  ii) Notwithstanding anything to the contrary provided herein, if neither of the Employers is the surviving entity in any transaction referred to in this Section 5(f) hereof and said transaction is in any manner the result of any action taken at the direction of any supervisory authority whatsoever, then in such event this Agreement shall terminate immediately upon the consummation of such transaction and Employee agrees that all rights, duties, obligations, and benefits herein contained shall thereupon terminate and that Employee shall be entitled to no further compensation or benefits from Employers save and except those rights, duties, obligations, benefits and/or compensation accrued and/or earned prior to the date of such termination.

6. FIDELITY BOND. Employee agrees that he will furnish all information and take any other steps necessary to enable Employers to obtain or maintain a fidelity bond conditional on the rendering of a true account by Employee of all moneys, goods, or other property which may come into the custody, charge or possession of Employee during the term of Employee's employment. The surety company issuing the bond and the amount of the bond must be acceptable to Employers and satisfy all banking laws and regulations. All premiums on the bond are to be paid by Employers. If Employee cannot qualify for a fidelity bond at any time during the term of this Agreement, Employers shall have the option to terminate this Agreement immediately, which shall constitute a termination for cause as defined in Section 5(b) hereof.

7. PRINTED MATERIAL. All written or printed materials which shall include, but not be limited to, computer software, programs and files, used by Employee in performing duties for Employers are, and shall remain, the property of Employers, provided that any materials which belonged personally to Employee prior to his employment with Employers are, and shall remain, the property of Employee. Upon termination of Employee's employment with Employers, Employee shall return such applicable written or printed materials to Employers.

8. DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that Employers possess trade secrets and other confidential and/or proprietary information concerning their business affairs and methods of operation which constitute valuable, confidential, and unique assets of their businesses and that of their affiliates ("Proprietary Information"), which Employers have developed through a substantial expenditure of time and money and which are and will continue to be utilized in Employers' businesses and which are not generally known in the trade. At any time before or after termination of this Agreement, Employee agrees not to disclose to anyone any Proprietary Information and not to make use of any Proprietary Information for his own purposes or for the benefit of anyone other than Employers under any circumstances. For purposes of this Section 8, Proprietary Information includes, without limitation, all information regarding products, services, processes, know-how, customers, suppliers, product and/or service development, business and capital plans, research, finances, marketing, pricing, costs and any other confidential matters relating to Employers or any affiliate of Employers. Employee recognizes and acknowledges that all financial information concerning any of Employers' customers, products or financial results is strictly confidential, and Employee shall not, at any time before or after termination of this Agreement, disclose to anyone any such information or any part thereof, for any reason or purpose whatsoever except to the extent that such information is already otherwise publicly available or to the extent such disclosure is required by Employee in order to comply with judicial process or applicable regulations of any state or federal bank regulatory agency.


         Employee hereby acknowledges the particular value to Employers of this
         Section 8, the loss of which cannot be reasonably or adequately compensated in an action at law or in arbitration. Therefore, Employee expressly agrees that Employers, in addition to any other rights or remedies that Employers shall possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Section 8 by Employee, without the necessity of posting any bond.


         Employee's obligation under this Section 8 shall survive the termination of this Agreement and/or the termination of employment.

9.       NON-COMPETITION BY EMPLOYEE:  CONSULTING AGREEMENT.

         a) Employee shall not, during the Employment Term, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any competing bank or financial institution or financial services business without the prior written consent of the Boards; provided, however, Employee shall not be restricted by this Section from owning securities of corporations listed on a national securities exchange or regularly traded by national securities dealers so long as such investment does not exceed one percent of the market value of the outstanding securities of such corporation.

         b)       In the event that this Agreement is terminated pursuant to
                  Section 5(a) or Section 5(c) hereof within twelve (12) months after the Agreement Effective Date (the "Early Termination Date"), Employee agrees to provide consulting services and not to compete with Employers under the terms and conditions set forth in the Consulting and Non-Competition Agreement attached hereto as Exhibit B ("Consulting Agreement").

         c) Notwithstanding anything to the contrary set forth elsewhere in this Agreement, Employee agrees that (i) the Consulting Agreement shall take effect only in the event of and upon the termination of Employee's employment with Employers pursuant to Section 5(a) or 5(c) of this Agreement; and (ii) the obligation of the Employers to pay fees under the Consulting Agreement is wholly independent of and shall in no way effect the provisions set forth in Section 5(a) and/or 5(c) including, without limitation, the severance pay and medical coverage payment provisions set forth in Section 5(a) or the provision in Section 5(c) which provides that, except as provided in Section 5(f), Employee shall not be entitled to receive compensation or other benefits under this Agreement for any period after early termination by Employee pursuant to
                  Section 5(c).

10. NOTICES. Any notices to be given hereunder by either party to the other may be effected in writing either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Notices to Employers shall be given to Bancorp at its then current principal office, c/o Chairman of the Bancorp Board of Directors. Notices to Employee shall be sent to Employee's then current personal residence. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) calendar days after mailing.

11. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employers (including without limitation the Bank Employment Agreement, which is hereby cancelled and terminated) and contains all of the covenants, rights, obligations and agreements between the parties with respect to such employment. Each party to this

         Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding. Any modification of this Agreement will be effective only if it is in writing signed by all parties to the Agreement.

12. SEVERABILITY. In the event that any term or condition contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

13. CHOICE OF LAW AND FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by the laws of the United States. Any action or proceeding brought upon, or arising out of, this Agreement or its termination shall be brought in a forum located within the County of Orange, State of California, and Employee hereby agrees to be subject to service of process in California.

14. WAIVER. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by such waiving party. No delay in exercising any rights shall be a waiver nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.

15. INDEMNIFICATION. Employers shall indemnify Employee, to the maximum extent permitted under the articles of incorporation and bylaws of Employers and governing laws and regulations, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Employee in connection with any threatened or pending action, suit or proceeding to which Employee is made a party by reason of his position as an officer or agent of Employers or by reason of his service at the request of Employers, if Employee acted in good faith in the course and scope of his employment and in a manner believed to be in or not opposed to the best interests of Employers. If available at rates determined by Employers, in their sole discretion, to be reasonable, Employers shall endeavor to apply for and obtain directors' and officers' liability insurance to indemnify and insure Employers and Employee from such liability or loss.


         Notwithstanding the foregoing, in any administrative proceeding or civil action initiated by any federal or state banking agency, Employers may only reimburse, indemnify or hold harmless Employee if Employers are in compliance with any applicable statute, rule, regulation or policy of the Federal Deposit Insurance Corporation, the California Department of Financial Institutions, or any other state or federal bank regulatory agency which then has jurisdiction over Employers regarding permissible indemnification payments.

16. ASSIGNMENT. Neither this Agreement nor any of the rights or benefits hereunder shall be subject to execution, attachment or similar process, nor may this Agreement or any rights or benefits hereunder be assigned, transferred, pledged or hypothecated without the written consent of both parties hereto, except as provided in Sections 4(d) and 5(d) hereof.

17. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience and ready reference only and are not a part of this Agreement and shall not be used in the construction or interpretation thereof.

18. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party, and the third arbitrator to be selected by the two arbitrators so chosen. If any arbitration proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, (i) the non-prevailing party shall pay the fees of the arbitrators and all other costs of the arbitration, including the cost of any record or transcripts of the arbitrations and administrative fees; and (ii) the prevailing party shall be entitled to recover reasonable attorney's fees and any other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

19. WITHHOLDING. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which you have agreed.

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EXECUTED as of the 5th day of May, 1999.

EMPLOYERS:                                       EMPLOYEE:



THE BANK OF ORANGE COUNTY







/s/ Frank Harrison
--------------------------------------
By: Chairman of the Board of Directors
                                                 /s/ Harvey Ferguson
                                                 -------------------------------
                                                             Harvey Ferguson


CALIFORNIA FINANCIAL BANCORP







/s/ Richard W. Decker, Jr.
--------------------------------------
By: Chairman of the Board of Directors

                                    EXHIBIT A

                                RELEASE AGREEMENT


         This Release Agreement ("Release") was given to me, Harvey Ferguson ("Employee"), this _____day of _________ , _______, by THE BANK OF ORANGE COUNTY (the "Bank") and CALIFORNIA FINANCIAL BANCORP (the "Bancorp") (jointly and severally referred to as the "Employers"). At such time as this Release becomes effective and enforceable (i.e., the revocation period discussed below has expired), and assuming such Employee is otherwise eligible for payments under the terms of that certain Employment Agreement between Employee and Employers dated May 4, 1999 (the "Agreement"), Employers agree to pay Employee pursuant to the terms of the Agreement an amount equal to $ ________ (minus customary payroll deductions and any outstanding obligations owed by the Employee to Employers).


         In consideration of the receipt of the promise to pay such amount, Employee hereby agrees, for himself or his heirs, executors, administrators, successors and assigns (hereinafter referred to as the "Releasors"), to fully release and discharge Employers and their officers, directors, employees, agents, insurers, underwriters, subsidiaries, parents, affiliates, successors and assigns (hereinafter referred to as the "Releasees") from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands under any federal, state or local law or laws, or common law, whether or not known, suspected or claimed, which the Releasors have, or hereafter may have, against the Releasees arising out of or in any way related to Employee's employment or termination of employment with Employers.

         It is understood and agreed that this Release extends to all such claims and/or potential claims, and that Employee, on behalf of the Releasors, hereby expressly waives all rights with respect to all such claims under California Civil Code Section 1542, which provides as follows:


                  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.


         It is further understood and AGREED that this Release includes claims and rights Employee might have under the Age Discrimination in Employment Act ("ADEA"). The Employee's waiver of rights under the ADEA does not extend to claims or rights that might arise after the date this Release is executed. The monies to be paid to the Employee in this Release are in addition to any sums to which he would be entitled without signing this Release. For a period of seven
(7) days following execution-of this Release, Employee may revoke the terms of this Release by a written document received by the Bancorp on or before the end of the seven (7) day period. The Release will not be final until said revocation period has expired. No payments will be made under the Agreement if the Employee revokes this Release.


         Employee executes this Release without reliance on any representation by any Releasee. Employee acknowledges that he has read and does understand the provisions of the Release set forth in the preceding paragraph, that he has had an opportunity to consult with an attorney prior to executing this Release, that he was given twenty-one (21) days in which to consider entering into this Release, that he affixes his signature hereto voluntarily and without coercion, and that no promise or inducement has been made other than those set out in this Release. This document does not constitute, and shall not be admissible as evidence of, an admission by any Releasee as to any fact or matter.


         In case any part of this Release is later deemed to be invalid, illegal or otherwise unenforceable, Employee agrees that the legality and enforceability of the remaining provisions of this Release will not be affected in any way.


Dated:  _____ __ , __________                          _________________________
                                                            Harvey Ferguson

                                    EXHIBIT B


                    CONSULTING AND NON-COMPETITION AGREEMENT


         THIS CONSULTING AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of this 4th day of May, 1999, by and among THE BANK OF ORANGE COUNTY, a California state-chartered banking corporation (the "Bank"), CALIFORNIA FINANCIAL BANCORP, a California corporation ("Bancorp") (Bank and Bancorp are jointly and severally referred to herein as the "Companies") and HARVEY FERGUSON ("Consultant") (collectively, the "Parties").


                                    RECITALS


         A. Bank entered into an Agreement and Plan of Reorganization and Merger as of July 28, 1998 ("Merger Agreement"), whereby Bank was merged with CFB Merger Co., with Bank being the surviving entity, by a statutory merger (the "Merger");


         B. Consultant was the record and beneficial owner of 2129 shares of common stock of Bank and the holder of vested options to purchase 10,000 shares of common stock of Bank;


         C. Bank continued its business and operations following the Merger and pursuant to the Merger Agreement, Consultant received substantial consideration from Bank for said common shares and vested options;


         D. Bank entered into an Employment Agreement with Consultant effective as of December 31, 1998 (the "Bank Employment Agreement") to act as President and Chief Executive Officer of Bank following the Merger;

         E. The Bank Employment Agreement was cancelled and terminated effective May 4, 1999;


         F. The Parties entered into a new employment agreement with Consultant effective as of May 4, 1999 (the "Employment Agreement") to act as President and Chief Executive Officer of Bank and Interim Vice-Chairman and Chief Executive Officer of Bancorp, and in the near future after he is no longer Interim Vice-Chairman, as the President and Chief Executive Officer of Bancorp.


         G. The Companies desire to obtain the services of Consultant in the event that Consultant's employment with the Companies is terminated under the Employment Agreement within twelve (12) months after the effective date of the Employment Agreement, either (1) by the Companies "without cause" or (2) by Consultant voluntarily, and Consultant desires in such event to provide personal services to the Companies;


         H. Consultant's knowledge of the Companies and the banking industry is so valuable that assurance of his continued availability to provide information and advice to the Companies is desired following the Merger;


         I. The Companies desire to retain Consultant to serve on an independent contractor basis; and


         J. Consultant will perform such consulting services and not compete with the Companies' business in order to protect said business and goodwill following the Merger, provided the Companies agree to pay Consultant fees in accordance with the terms and conditions hereinafter set forth.

         In consideration of the services to be performed in the future as well as the mutual promises and covenants herein contained, it is agreed as follows:

         1. CONSULTANT SERVICES; BANK'S RESPONSIBILITIES.


                  (a) CONSULTANT'S SERVICES. In the event that the Employment Agreement is terminated pursuant to Section 5(a) or Section 5(c) of the Employment Agreement within twelve (12) months after the effective date of the Employment Agreement (the "Early Termination Date"), Consultant agrees to provide consulting services as requested by the Companies including, but not limited to, in the areas of strategic planning and business development (the "Consulting Services") for the Term (as defined in Section 2 below). In performing the Consulting Services, the Companies shall not obligate the Consultant to devote more than an average of two (2) hours per week in providing the Consulting Services. At the request of the Companies, the Consulting Services may be provided by telephone or at a site or sites other than at the offices of the Companies.


                  (b) THE COMPANIES' RESPONSIBILITIES. The Companies shall cooperate with the Consultant and provide all information and direction necessary to accomplish the purposes of this Agreement. The Companies shall provide all administrative facilities and support necessary for the accomplishment of the Consulting Services.


         2. TERM. Subject to the provisions for termination provided in paragraph 6, the term of this Agreement shall begin as of the Early Termination Date and shall end upon the expiration of eighteen (18) months after the Early Termination Date (the "Term").

         3. FEES. The Companies agree to pay to Consultant, and Consultant agrees to accept as full payment for the performance of services hereunder and for Consultant complying with the non-competition provision in Section 8 below, a monthly fee in an amount of $8,305 per month payable within five (5) business days of the month immediately following each such month during which the Consulting Services are rendered and the Consultant complies with Section 8. The Companies shall pay such fees without withholding any Federal or state or local taxes.


         4. EXPENSES. Consultant shall not be reimbursed for the expenses incurred or paid by him in the provision of Consulting Services under this Agreement; provided, however, that the Companies shall, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Companies, pay or reimburse Consultant for any and all necessary, customary and usual expenses incurred by him while traveling for or on behalf of the Companies, and any and all other necessary, customary or usual expenses (including entertainment) incurred by Consultant for or on behalf of the Companies in the normal course of business, as determined to be appropriate by the Companies.


         5. INDEPENDENT CONTRACTOR. The Companies and the Consultant acknowledge that during the Term the Consultant will not be an employee of the Companies and will be working as an independent contractor for the Companies. Accordingly, Consultant shall be responsible for payment of all taxes including federal, state and local taxes arising out of Consultant's activities in accordance with this Agreement, including by way of illustration but not limitation, federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fees as required. Consultant shall not earn any additional medical, dental, life insurance, retirement benefits, paid vacations or sick leave or any other employee benefits as a result of his providing Consulting Service to the Companies.

         6. TERMINATION OF AGREEMENT. If this Agreement is terminated pursuant to this paragraph 6, the Companies shall have no further liability to Consultant other than for fees or expenses incurred as of the date of termination but not yet paid.


                  (a) TERMINATION BY THE COMPANIES FOR CAUSE. This Agreement and Consultant's services hereunder may be terminated for cause by the Companies upon written notice to Consultant, and Consultant shall not be entitled to receive compensation or other benefits for any period after termination for cause. "For cause" pursuant to this Agreement shall include, but not be limited to: (i) any act of dishonesty; (ii) any breach of this Agreement or any breach of a fiduciary duty (involving personal profit); (iii) any neglect of duties or negligence in carrying out duties; (iv) any willful violation of any law, rule or regulation, which, by virtue of bank regulatory restrictions imposed as a result thereof, would have a material adverse effect on the business or financial prospects of the Companies; (v) any commission of any crime (other than a traffic violation or similar offense); or (vi) the requirement to comply with any final cease-and-desist order or written agreement with any applicable state or federal bank regulatory authority which requests or orders Consultant's dismissal or limits Consultant's duties. Termination for cause by the Companies shall not constitute a waiver of any remedies which may otherwise be available to the Companies under law, equity, or this Agreement.


                  (b) TERMINATION BY DEATH OR DISABILITY. The Companies may terminate this Agreement by written notice to Consultant if, during the term of this Agreement, Consultant shall become incapable of fulfilling obligations hereunder because of death, injury or physical or mental illness. Termination for reason of disability shall be effective immediately as of the date of said notice.

                  (c) TERMINATION BY CONSULTANT WITHOUT CAUSE. Consultant may terminate this Agreement without cause by giving the Companies ninety (90) days written notice of said termination.


         7. INDEMNIFICATION. To the extent permitted by law and the Bank's articles and by-laws, the Bank shall indemnify, defend and hold Consultant harmless against any and all claims as may be asserted by any third party against Consultant based on the performance of Consultant's services under the terms of this Agreement.


         8. NON-COMPETITION. Consultant shall not, during the Term, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any competing bank or financial institution or financial services business for any bank or financial institution or financial services business that has an office within 30 miles of the head office or any branch of the Companies. Consultant hereby acknowledges the particular value to the Companies of this Section 8, the loss of which cannot be reasonably or adequately compensated in an action at law or in arbitration. Therefore, Consultant expressly agrees that the Companies, in addition to any and all other rights or remedies that the Companies shall possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Section 8 by Consultant, without the necessity of posting any bond. Consultant's obligation under this Section 8 shall survive the termination of this Agreement; provided that in the event of a breach of this
Section 8, the Companies will not have any obligation to continue to pay the monthly fee under Section 3.


         9. MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. Except with respect to the Employment Agreement, this Agreement supersedes any and all other agreements between Consultant and the Companies, either oral or in writing, among the parties hereto with respect to the retention of Consultant by the Companies and contains all of the promises and agreements among the Parties with respect to such retention. Each party acknowledges that no representations, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of a party which are not embodied herein, and that no other agreement, statement, representation or promise with respect to such retention not contained in this Agreement shall be valid or binding. Any modification, waiver or amendment of this Agreement will be effective only if it is in writing and signed by the party to be charged.


         Notwithstanding anything to the contrary set forth elsewhere in this Agreement, Consultant agrees that (i) this Agreement shall take effect only in the event of and upon the termination of Consultant's employment with the Companies pursuant to the Section 5(a) or 5(c) of the Employment Agreement; and
(ii) the obligation of the Companies to pay Consulting Fees pursuant to this Agreement is wholly independent of and shall in no way effect the provisions set forth in the Employment Agreement.


                  (b) ARBITRATION. Except as provided in Sections 8 and 9(d), any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party, and the third arbitrator to be selected by the two arbitrators so chosen. If any arbitration proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, (i) the non-prevailing party shall pay the fees of the arbitrators and all other costs of the arbitration, including the cost of any record or transcripts of the arbitrations and administrative fees; and (ii) the prevailing party shall be entitled to recover reasonable attorney's fees and any other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.


                  (c) CHOICE OF LAW AND FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by the laws of the United States. Any action or proceeding brought upon, or arising out of, this Agreement or its termination shall be brought in a forum located within the County of Orange, State of California, and Consultant hereby agrees to be subject to service of process in California.


                  (d) DISCLOSURE OF INFORMATION. Consultant recognizes and acknowledges that the Companies possess trade secrets and other confidential and/or proprietary information concerning the Companies' business affairs and methods of operation which constitute valuable, confidential, and unique assets of the Companies' business ("Proprietary Information"), which the Companies have developed through a substantial expenditure of time and money and which are and will continue to be utilized in the Companies' business operations and which are not generally known in the trade. At any time before or after termination of this Agreement, Consultant agrees not to disclose to anyone any Proprietary Information for any reason or purpose whatsoever and not to make use of any Proprietary Information for his own purposes or for the benefit of anyone other than the Companies under any circumstances. For purposes of this paragraph 9(d), Proprietary Information includes, without limitation, all information regarding services, processes, know-how, service development, business plans, strategic plans, labor relations, research, finances, marketing, assessments, costs, benefits, and any other confidential matters relating to the Companies. Consultant hereby acknowledges the particular value to Bank of this paragraph 9(d), the loss of which cannot be reasonably or adequately compensated in an action at law or in arbitration. Therefore, Consultant expressly agrees that the Companies, in addition to any other rights or remedies that the Companies shall possess, shall be entitled to injunctive and other equitable relief to prevent or to remedy a breach of this paragraph 9(d) by him, without the necessity of posting any bond.


                  (e) SEVERABILITY. In the event that any term or condition contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein. It is the intention of the Parties that the non-competition covenants in
Section 8 shall be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any act allegedly in breach of the covenants. It being the purpose of this Agreement to govern competition by Consultant, the covenants in Section 8 shall be governed by and construed according to that law (from among those jurisdictions arguably applicable to this Agreement and those in which a breach of said Section is alleged to have occurred or to be threatened) which best gives them effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Consulting and Non-Competition Agreement as of this 4th day of May, 1999, in the City of Newport Beach, California.

                                               CONSULTANT:

DATED: May 5, 1999                          /s/ Harvey Ferguson
                                            -------------------------------
                                               HARVEY FERGUSON



                                            THE BANK OF ORANGE COUNTY



DATED: May 5, 1999                 By:      /s/ Frank Harrison
                                            -------------------------------
                                            Chairman of the Board of Directors



                                             CALIFORNIA FINANCIAL BANCORP



DATED: May 4, 1999                 By:      /s/ Richard W. Decker, Jr.
                                            -------------------------------
                                            Chairman of the Board of Directors